UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2009 (February 10, 2009)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	0-23977	51-0282142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 10, 2009, Spectra Energy Corp, a Delaware corporation, (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 32,200,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), including 4,200,000 shares pursuant to the option granted to the Underwriters to purchase up to an additional 4,200,000 shares of Common Stock to cover over-allotments.

The disclosure in this Item 8.01 is qualified in its entirety by the provisions of the Purchase Agreement, which is attached hereto as Exhibit 99.1. Such exhibit is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 5.1	Opinion regarding validity of the Securities.

Exhibit 23.1	Consent (included as part of Exhibit 5.1).

Exhibit 99.1	Purchase Agreement, dated as of February 10, 2009, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Patrick J. Hester
Patrick J. Hester
Vice President and General Counsel

Date: February 13, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion regarding validity of the Securities.

23.1	Consent (included as part of Exhibit 5.1).

99.1	Purchase Agreement, dated as of February 10, 2009, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein.